UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009 (October 29, 2009)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 29, 2009, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a letter agreement with Behringer Advisors, LLC, a Texas limited liability company (the “Advisor”), under which the Advisor agrees to waive our obligation to pay $2.5 million in asset management fees to the Advisor for services rendered under the Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, as amended (the “Advisory Agreement”), which fees would otherwise become due and payable during the fourth fiscal quarter of 2009.

The information set forth above with respect to the letter agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the letter agreement, which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 disclosure by reference.

Item 7.01.              Regulation FD Disclosure.

At our 2009 annual meeting of stockholders, held on October 29, 2009, our stockholders re-elected all of the members of our board of directors.  The five members of the board of directors, Robert M. Behringer, Robert S. Aisner, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, were elected to serve until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified, or until his earlier death, removal, resignation or retirement.

Item 8.01.              Other Events.

On October 29, 2009, our board of directors authorized distributions payable to the stockholders of record on October 31, 2009.  The distribution will be paid in cash on or before November 16, 2009.  The declared distribution equals a monthly amount of $0.0271 per share of common stock, which is equivalent to an annual distribution rate of 3.25% on a purchase price of $10.00 per share.  A portion of the distribution may constitute return of capital for tax purposes.  There is no assurance that distributions will continue or at any particular rate.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Letter Agreement, dated October 29, 2009, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC regarding waiver of asset management fees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: October 30, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated October 29, 2009, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC regarding waiver of asset management fees